Exhibit 21

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

SUBSIDIARIES OF THE COMPANY

American Safety Insurance Holdings, Ltd. – Bermuda
American Safety Assurance, Ltd. – Bermuda
American Safety Reinsurance Ltd. – Bermuda
Ordinance Holdings, Limited – Bermuda
American Safety Holdings Corp. – Georgia
American Safety Casualty Insurance Company – Oklahoma
American Safety Indemnity Company – Oklahoma
Harbour Consulting, Ltd. - Bermuda
American Safety Insurance Services, Inc. – Georgia
American Safety Claims Services, Inc. – Georgia
American Safety Administrative Services, Inc. – Georgia
Sureco Bond Services, Inc – Georgia
American Safety Financial Corp. – Georgia
American Safety Purchasing Group, Inc. – Georgia
LTC Risk Management, LLC
LTC Insurance Services, LLC
American Safety Capital Trust - Georgia
American Safety Capital Trust II - Georgia
American Safety Capital Trust III - Georgia
American Safety Risk Retention Group, Inc. (non-subsidiary risk retention group affiliate) – Vermont
American Safety Assurance (VT), Inc. – Vermont
Victore Enterprises, Inc. - Oklahoma
Agency Bonding Company - Oklahoma
Victore Insurance Company - Oklahoma